Exhibit 99.5

RESIGNATION

To the Board of Directors of International Packaging and Logistics Group, Inc., (the “Company”):

The undersigned, Owen Naccarato, hereby resigns as a Director and as any officer or other position the undersigned has with the Company, including without limitation, as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Principal Financial Officer, or Principal Accounting Officer of the Company, all such resignations to be effective immediately upon the closing of the transaction contemplated under that certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of July 1, 2016 by and between the Standard Resources and the Company for the H&H Vend Out, without any further action of the undersigned or the Company.

This resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with my resignation, I hereby represent that as of the date of this letter and as of the “Closing Date,” as such term is defined in the Purchase Agreement for the H&H Vend Out, I have no claim against the Company for any outstanding remuneration, loans or fees of whatever nature.

/s/ Owen Naccarato

Owen Naccarato

Dated: July 1, 2016